UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 8, 2026

Kyverna Therapeutics, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-41947	83-1365441
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5980 Horton St., Suite 200
Emeryville, California		94608
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (510) 925-2492

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	KYTX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

As previously disclosed, on October 31, 2025, Kyverna Therapeutics, Inc. (the “Company”) entered into that certain Loan and Security Agreement (the “Loan and Security Agreement”) with Oxford Finance LLC, as collateral agent (the “Collateral Agent”), and certain lenders from time to time party thereto (the “Lenders”). The Loan and Security Agreement provides a non-dilutive term loan facility (the “Loan Facility”) of up to an aggregate principal amount of $150.0 million in multiple tranches, subject to certain conditions, including (i) up to $40.0 million of Term A Loans available during an initial draw period of up to June 30, 2026, (ii) a single Term B Loan of $5.0 million to $20.0 million available upon achievement of specified clinical milestones to be drawn by June 30, 2026, and (iii) up to $40.0 million of Term C Loans available upon achievement of specified revenue and clinical milestones to be drawn by December 31, 2027. The Loan Facility also provides that the Company will be subject to minimum revenue covenants beginning with the quarter ending June 30, 2027, subject to certain cash and market capitalization exceptions. On November 3, 2025, the Company drew $25.0 million from funds available from the first tranche of Term A Loans.

On July 8, 2026 and effective as of June 30, 2026, the Company, the Collateral Agent, and the Lenders entered into an amendment to the Loan and Security Agreement (the “Amendment”), pursuant to which the parties agreed, among other things, to extend the availability of the remaining $15.0 million of Term A Loans through December 31, 2026, in exchange for the Company paying an upfront cash fee of $187,500. In addition, if the Company does not draw the full remaining $15.0 million of Term A Loans by December 31, 2026, the Company will pay the Lenders a non-utilization fee equal to 1.0% of the aggregate undrawn amount of the Term A Loans.

The Amendment also provides that, contingent upon the Company drawing the full remaining $15.0 million of Term A Loans, the following additional modifications to the Loan Facility will become effective: (i) the availability of the single Term B Loan of $5.0 million to $20.0 million shall be extended through the earlier of September 30, 2027 and the 90th day following the date of achievement of a clinical milestone; (ii) the Company shall pay the Lenders a non-utilization fee of 1.0% of the aggregate undrawn amount of the Term B Loan if it does not draw on the Term B Loan by the end of the draw period for the Term B Loan; (iii) the Term C Loans shall be available in two tranches of $20.0 million, with the first tranche being available subject to achievement of a revenue milestone through the earlier of March 31, 2028 and the 90th day following the date of the achievement of such revenue milestone and the second tranche being available subject to achievement of a clinical milestone through the earlier of March 31, 2028 and the 90th day following the date of achievement of such clinical milestone; and (iv) the Company shall become subject to minimum revenue covenants beginning with the quarter ending June 30, 2027, September 30, 2027, or December 31, 2027, depending upon the aggregate amount of gross cash proceeds the Company receives from other capital sources during certain periods. If the Company does not draw the full remaining $15.0 million of Term A Loans, then the additional modifications described in the previous sentence will not be effective and the original terms of the Loan Facility shall continue to apply.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, which will be filed either via an amendment to this Current Report on Form 8-K or with the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2026, and which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

d) Exhibits

Exhibit Number	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KYVERNA THERAPEUTICS, INC.

Date:	July 9, 2026	By:	/s/ Gregory Martini
Gregory Martini Chief Financial Officer